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                                                                    EXHIBIT 99.1

                             DOMINION RESOURCES INC.
                               355 Madison Avenue
                          Morristown, New Jersey 07960



  DOMINION RESOURCES INC. ANNOUNCES CHANGES IN CORPORATE STRUCTURE, NAME CHANGE
                     AND ONE FOR TWENTY REVERSE STOCK SPLIT

MORRISTOWN, NJ NOVEMBER 10, 2004 (Business Wire) Dominion Resources Inc. (DNIR) today announced that at its annual meeting on November 8th, shareholders of record approved the the changes in corporate structure, previously proposed in its Proxy Statement dated October 12, 2004. Primary among those propositions was changing the name of the corporation to Digital Imaging Resources Inc., to better reflect the company's iniative into the development and marketing of technology based solututions for the golfing industry.

Further, the shareholders approved a 1 for 20 reverse stock split, an increase in the authorized share capital, the allowance for a future preferred stock issuance, and an employee stock incentive plan.

Theodore Swartwood, president of Digital Imaging Resources, said in response to shareholder questions, that he was "delighted with the support he had received from shareholders for the company's new corporate direction and reorganization." Further Mr. Swartwood said, "the management team which we have assembled over the last 12 months, has not only developed what we believe to be `state of the art' software for our SwingStation, but also has begun executing on a marketing strategy which we expect will be formally launched at the National PGA Merchandise show in January. "

Digital Imaging Resources, a Morristown, NJ based company, is engaged in the development, production and marketing of a video capture system intended for use for golf swing analysis purposes. The product is called the SwingStation. For more information, contact Ted Swartwood, President, at (973) 984-6739 or visit the Company's web site, www.swingstation.com.


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CAUTIONARY STATEMENT: This press release includes "forward-looking statements"
as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements made herein and elsewhere concerning the Digital Imaging Resources include, but are not limited to, our plans and objectives for our future operations, including plans or objectives relating to our SwingStation, our plans and objectives regarding revenues and expenses in future periods, our needs for capital and our plans to raise additional capital, the terms on which such capital can be raised, the period over which any capital available currently to us or raised in the future will be sufficient to meet our current or future levels of operating and other expenses, and our plans regarding the uses of that capital, as well as any other prospective financial or other information concerning us. We cannot assure you that we will be successful in marketing our SwingStation or any other products, realizing material amounts of revenues, raising the additional capital required to support our operations or the terms and conditions on which such capital can be raised. If our assumptions are incorrect or our growth plans or plans to realize revenues or raise additional capital fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our business plan has evolved over time, and we expect that our plans will evolve further in the future. We caution you that various risk factors relating to our forward looking statements are described, among other places, in our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans.


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